UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 7, 2021 (March 30, 2021)

Diamond S Shipping Inc.

(Exact name of registrant as specified in charter)

Republic of the Marshall Islands	1-38771	94-1480128
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

33 Benedict Place, Greenwich, CT	06830
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (203) 413-2000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, $0.001 par value per share	DSSI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

EXPLANATORY NOTE

The registrant hereby amends its Current Report on Form 8-K previously filed on April 5, 2021 (the “Original Form 8-K”) solely for the purpose of correcting an error in the number of shares set forth on Schedule A to Exhibit 10.3 of the Original Form 8-K. Other than as set forth in this Explanatory Note, this Form 8-K/A does not amend any other items in the Original Form 8-K.

Item 1.01 Entry Into a Material Definitive Agreement

Merger Agreement

On March 30, 2021, Diamond S Shipping Inc., a Republic of the Marshall Islands corporation (“Diamond S”), International Seaways, Inc., a Republic of the Marshall Islands corporation (“INSW”), and Dispatch Transaction Sub, Inc., a Republic of the Marshall Islands corporation and wholly-owned subsidiary of INSW (“Merger Sub”), entered into an Agreement and Plan of Merger (the “Merger Agreement”), pursuant to which Diamond S and INSW have agreed, subject to the terms and conditions of the Merger Agreement, to effect a stock-for-stock merger of their respective businesses whereby Merger Sub will merge with and into Diamond S, resulting in Diamond S surviving the merger as a wholly owned subsidiary of INSW (the “Merger”).

The board of directors of each of Diamond S and INSW have unanimously approved the Merger Agreement and the transactions contemplated thereby.

Merger Consideration

Subject to the terms and conditions set forth in the Merger Agreement, at the effective time of the Merger (the “Effective Time”), each common share of Diamond S (the “Diamond S Common Shares”) issued and outstanding immediately prior to the Effective Time (excluding Diamond S Common Shares owned by Diamond S, INSW, Merger Sub or any of their respective direct or indirect wholly owned subsidiaries) will be converted into the right to receive 0.55375 of a share of common stock of INSW (“INSW Common Stock”). The aforementioned 0.55375 exchange ratio set forth in the Merger Agreement will result in INSW shareholders owning approximately 55.75% of the outstanding shares of INSW Common Stock following the Effective Time and Diamond S shareholders owning approximately 44.25% of the outstanding shares of INSW Common Stock following the Effective Time. Prior to the Effective Time, INSW is permitted to pay a special dividend to its shareholders in an aggregate amount equal to $31,500,000, which special dividend will not result in a change to the exchange ratio. The exchange ratio is subject to an upward adjustment as further described in the Merger Agreement, to the extent that INSW sells any interest in the TI Asia Limited or TI Africa Limited joint ventures prior to the Effective Time and pays a further special dividend to INSW Shareholders from the proceeds of any such sale (up to a maximum of $25 million). The Merger Agreement provides that, at the Effective Time, the Diamond S restricted stock units and restricted stock that are not vested and do not vest at the Effective Time will be assumed by INSW and will automatically convert into restricted stock units or restricted shares with respect to INSW Common Stock, on the same general terms and conditions under the applicable Diamond S plans and award agreements in effect immediately prior to the Effective Time, after giving effect to the exchange ratio and appropriate adjustments to reflect the consummation of the Merger.

Governance

The Merger Agreement provides that INSW will have a board of directors (the “INSW Board”) consisting initially of ten (10) directors comprised of (i) a chairman, designated by INSW, (ii) six (6) additional directors, designated by INSW that are reasonably acceptable to Diamond S and (iii) three (3) additional directors, designated by Diamond S that are reasonably acceptable to INSW. In connection with the Merger, the Capital Shareholders (as defined below) and the WL Ross Shareholders (as defined below) agreed to terminate their existing director designation agreements with Diamond S.

INSW and Diamond S will establish an integration planning committee (the “Integration Committee”), consisting of three (3) individuals designated by INSW that are reasonably acceptable to Diamond S and two (2) individuals designated by Diamond S that are reasonably acceptable to INSW. INSW and Diamond S will each appoint one (1) of its designees to serve as co-chairman of the Integration Committee.

Debt

In connection with the Merger, lenders under Diamond S’ existing credit facilities agreed, among other things, to consent to the Merger and waive any event of default that would arise as a result of the Merger. Lenders under Diamond S’ two existing facilities entered into in 2019 have also agreed to enter into amended and restated credit agreements (the “A&R Debt Agreements”) to amend the terms of such credit facilities to more closely mirror the terms of INSW’s credit facilities.

Conditions to the Merger

The completion of the Merger is subject to the satisfaction or waiver of certain conditions, including (i) the authorization of the Merger Agreement by the affirmative vote of the holders of a majority of all outstanding shares of Diamond S Common Shares entitled to vote thereon; (ii) the authorization of the INSW shares to be issued as merger consideration in the Merger by the affirmative vote of the holders of a majority of the shares of INSW Common Stock present and entitled to vote thereon; (iii) the expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act; (iv) the absence of any law or order preventing the consummation of the Merger; (v) the effectiveness of a registration statement on Form S-4 in connection with the issuance of INSW Common Stock as merger consideration, which will include a prospectus and a joint proxy statement relating to the INSW special shareholder meeting to approve the issuance of INSW Common Stock as merger consideration and the Diamond S special shareholder meeting to approve the Merger (the “Form S-4”) and absence of any stop order or proceedings by the SEC; (vi) the approval of the shares of INSW Common Stock to be issued as merger consideration in the Merger for listing on the NYSE; and (vii) execution, delivery and effectiveness of the A&R Debt Agreements and the continued effectiveness of each A&R Debt Agreement and the lender consents described above. The obligation of each of Diamond S and INSW to consummate the Merger is also conditioned on, among other things, the truth and correctness of the representations and warranties made by the other party as of the closing date (subject to certain “materiality” and “material adverse effect” qualifiers) and material compliance by the other party with pre-closing covenants.

Certain Other Terms of the Merger Agreement

The Merger Agreement contains customary representations and warranties made by each of Diamond S and INSW that are generally mutual, and also contains customary pre-closing covenants, including covenants, among others, (i) to operate its businesses in the ordinary course consistent with past practice and to refrain from taking certain actions without the other party’s consent, (ii) not to solicit, initiate or knowingly encourage or knowingly facilitate any inquiry, proposal or offer, and, subject to certain exceptions, not to participate or engage in any discussions or negotiations regarding, any inquiries or the making of, any proposal of an alternative transaction, (iii) subject to certain exceptions, not to withdraw, change, amend, qualify or modify the support of its board of directors for the Merger Agreement and the Merger , including by changing its recommendation to shareholders to vote in favor of the transaction or by entering into an alternative transaction, and (iv) to use their respective reasonable best efforts to obtain governmental, regulatory and third party consents and approvals. In addition, the Merger Agreement contains covenants that require each of INSW and Diamond S to call and hold a special shareholder meeting and, subject to certain exceptions, require each of the board of directors of INSW and Diamond S to recommend to its shareholders to approve the Merger and adopt the Merger Agreement. The Merger Agreement also includes a covenant requiring Diamond S to use reasonable best efforts to enter into the A&R Debt Agreements.

The Merger Agreement provides for certain termination rights for both Diamond S and INSW and further provides that a termination fee equal to $17 million will be payable by Diamond S, and $19 million will be payable by INSW, in each case, upon termination of the Merger Agreement under certain circumstances.

The foregoing description of the Merger Agreement is qualified in its entirety by the full text of the Merger Agreement, which is attached hereto as Exhibit 2.1 and incorporated herein by reference. The Merger Agreement has been attached to provide investors with information regarding its terms. The representations, warranties and covenants of each party set forth in the Merger Agreement have been made only for the purposes of, and were and are solely for the benefit of the parties to, the Merger Agreement. The Merger Agreements is not intended to provide any other factual information about INSW or Diamond S. In particular, the assertions embodied in the representations and warranties contained in the Merger Agreement are qualified by information in confidential disclosure letters provided by each of INSW and Diamond S in connection with the signing of the Merger Agreement. These confidential disclosure letters contain information that modifies, qualifies and creates exceptions to the representations and warranties and certain covenants set forth in the Merger Agreement. Moreover, certain representations and warranties in the Merger Agreement were used for the purpose of allocating risk between INSW and Diamond S rather than establishing matters as facts and were made only as of the date of the Merger Agreement (or such other date or dates as may be specified in the Merger Agreement). Accordingly, the representations and warranties in the Merger Agreement should not be relied upon as characterizations of the actual state of facts about INSW or Diamond S. In addition, such representations and warranties will not survive consummation of the Merger. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the parties’ public disclosures.

Voting and Support Agreements

Capital and WL Ross & Co. Shareholders

Concurrently with the execution and delivery of the Merger Agreement, Capital Maritime & Trading Corp., Crude Carriers Investments Corp. and Capital GP L.L.C. (collectively, the “Capital Shareholders”) and certain funds managed by WL Ross & Co. LLC (collectively, the “WL Ross Shareholders) each entered into a voting and support agreement (collectively, the “Diamond S Voting and Support Agreements”) with INSW to, among other things, vote all shares of Diamond S Common Stock beneficially owned by such shareholders (i) in favor of the adoption of the Merger Agreement, (ii) against any alternative transaction involving Diamond S other than the Merger, (iii) against any action, proposal or agreement that would reasonably be expected to hinder, delay, interfere with or adversely affect the timely consummation of certain transactions, including the Merger and the other transactions contemplated by the Merger Agreement and the Termination Agreement (as described below), (iv) against any amendment to Diamond S’ articles of incorporation or bylaws and (v) against any change in a majority of the board of directors of Diamond S. As of March 30, 2021, the WL Ross Shareholders and the Capital Shareholders are collectively the beneficial owners of approximately 29% of the outstanding Diamond S Common Shares.

Cyrus Shareholders

Concurrently with the execution and delivery of the Merger Agreement, certain funds managed by Cyrus Capital Partners, L.P. (the “Cyrus Shareholders”) entered into a voting and support agreement (the “INSW Voting and Support Agreement” and together with the Diamond S Voting and Support Agreements, the “Voting and Support Agreements”) with Diamond S to, among other things, vote all shares of INSW Common Stock beneficially owned by such funds (i) in favor of the issuance of INSW Common Stock as merger consideration in the Merger, (ii) against any alternative transaction involving INSW other than the Merger, (iii) against any action, proposal or agreement that would reasonably be expected to hinder, delay, interfere with or adversely affect the timely consummation of the Merger and other transactions contemplated by the Merger Agreement, (iv) against any amendment to INSW’s articles of incorporation or bylaws and (v) against any change in a majority of the board of directors of INSW. As of March 30, 2021, the Cyrus Shareholders are collectively the beneficial owners of approximately 14% of the outstanding shares of INSW Common Stock.

The foregoing description of the Voting and Support Agreements is qualified in its entirety by the full text of the Voting and Support Agreements, which are attached hereto as Exhibits 10.1, 10.2 and 10.3, and are incorporated herein by reference.

Termination Agreement

Concurrently with the execution and delivery of the Merger Agreement, Diamond S entered into a Termination Agreement with Capital Ship Management Corp. (“CSM”) (the “Termination Agreement”), dated as of March 30, 2021, whereby, upon the completion of certain events and obligations, including consummation of the Merger, the following managerial agreements will be terminated: (i) Commercial Management Agreement, dated as of March 27, 2019, by and between Diamond S and CSM; (ii) Management and Services Agreement, dated as of March 27, 2019, by and between Diamond S and CSM; and (iii) each Technical Management Agreement, dated as of March 27, 2019, by and between certain Diamond S vessel-owning subsidiaries and CSM (also referred to as Part II Shipman 2009 Standard Ship Management Agreement).

Pursuant to the Termination Agreement, at the Effective Time, Diamond S will (i) pay, or cause to be paid to CSM, an amount equal to $30,000,000 minus a certain specified termination fee adjustment amount and (ii) deliver, or cause to be delivered, an amount equal to $4,000,000 minus a certain specified adjustment amount, to be held in escrow and distributed to CSM on the first day on which certain vessels currently managed by CSM have been transitioned.

The Termination Agreement provides that, with respect to each vessel managed by CSM that is on a time charter, the parties will jointly approach the time charterers to agree to a change in technical management as soon as reasonably practicable following the Effective Time. However, if an earlier transition cannot be agreed upon, then CSM will provide technical management services to such vessel through the end of the time charter and, if necessary, for a period of time until a transition is reasonably practicable. In addition, CSM has agreed to provide (i) commercial management services until each such vessel is transitioned and (ii) the certain additional services outlined in the Termination Agreement. With respect to vessels not on a time charter, the parties to the Termination Agreement have agreed to use their reasonable best efforts to (A) commence planning and coordination for the transition of commercial and technical management of such vessels that are not on a time charter from CSM and/or its affiliates and (B) facilitate such transition on the earliest practical date after the Effective Time.

Important Information and Where to Find It

This communication may be deemed to be solicitation material in respect of the proposed transaction between International Seaways, Inc. and Diamond S Shipping Inc.  In connection with the proposed transaction, INSW intends to file with the SEC a registration statement on Form S-4 that will include a joint proxy statement of INSW and Diamond S that also constitutes a prospectus of INSW.  INSW and Diamond S may also file other documents with the SEC regarding the proposed transaction. This communication is not a substitute for the joint proxy statement/prospectus, Form S-4 or any other document which INSW or Diamond S may file with the SEC.  Investors and security holders of INSW and Diamond S are urged to read the joint proxy statement/prospectus, Form S-4 and all other relevant documents filed or to be filed with the SEC carefully when they become available because they will contain important information about INSW, Diamond S, the transaction and related matters.  Investors will be able to obtain free copies of the joint proxy statement/prospectus and Form S-4 (when available) and other documents filed with the SEC by INSW and Diamond S through the website maintained by the SEC at www.sec.gov. Copies of documents filed with the SEC by INSW will be made available free of charge on INSW’s investor relations website at https://www.intlseas.com/investor-relations. Copies of documents filed with the SEC by Diamond S will be made available free of charge on Diamond S’ investor relations website at https://diamondsshipping.com/investor-relations.

No Offer or Solicitation

This communication is not intended to and does not constitute an offer to sell or the solicitation of an offer to subscribe for or buy or an invitation to purchase or subscribe for any securities or the solicitation of any vote or approval in any jurisdiction, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Participants in the Solicitation

INSW, Diamond S and certain of their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the holders of INSW and Diamond S securities in connection with the contemplated transaction.  Information regarding these directors and executive officers and a description of their direct and indirect interests, by security holdings or otherwise, will be included in the Form S-4 and joint proxy statement/prospectus regarding the proposed transaction (when available) and other relevant materials to be filed with the SEC by INSW and Diamond S.  Information regarding INSW’s directors and executive officers is available in INSW’s proxy statement relating to its 2020 annual meeting of stockholders filed with the SEC on April 29, 2020. Information regarding Diamond S’ directors and executive officers is available in Diamond S’ proxy statement relating to its 2020 annual meeting of shareholders filed with the SEC on April 16, 2020. These documents will be available free of charge from the sources indicated above.

Cautionary Statement Regarding Forward-Looking Statements

This communication contains certain statements that are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended. INSW and Diamond S have identified some of these forward-looking statements with words like “believe,” “may,” “could,” “would,” “might,” “possible,” “will,” “should,” “expect,” “intend,” “plan,” “anticipate,” “estimate”, “potential”, “outlook” or “continue,” the negative of these words, other terms of similar meaning or the use of future dates. Forward-looking statements in this communication include without limitation, statements about the benefits of the proposed transaction, including future financial and operating results and synergies, INSW’s, Diamond S’ and the combined company’s plans, objectives, expectations and intentions, and the expected timing of the completion of the transaction. Such statements are qualified by the inherent risks and uncertainties surrounding future expectations generally, and actual results could differ materially from those currently anticipated due to a number of risks and uncertainties. Risks and uncertainties that could cause results to differ from expectations include: uncertainties as to the timing of the contemplated transaction; uncertainties as to the approval of INSW’s and Diamond S’ shareholders required in connection with the contemplated transaction; the possibility that a competing proposal will be made; the possibility that the closing conditions to the contemplated transaction may not be satisfied or waived, including that a governmental entity may prohibit, delay or refuse to grant a necessary regulatory approval; the effects of disruption caused by the announcement of the contemplated transaction making it more difficult to maintain relationships with employees, customers, vendors and other business partners; the risk that stockholder litigation in connection with the contemplated transaction may affect the timing or occurrence of the contemplated transaction or result in significant costs of defense, indemnification and liability; the risk that the anticipated tax treatment of the proposed transaction between INSW and Diamond S is not obtained; other business effects, including the effects of industry, economic or political conditions outside of the control of the parties to the contemplated transaction; transaction costs; actual or contingent liabilities; and other risks and uncertainties discussed in INSW’s and Diamond S’ filings with the SEC, including the “Risk Factors” section of INSW’s and Diamond S’ respective annual reports on Form 10-K for the fiscal year ended December 31, 2020. You can obtain copies of these documents free of charge from the sources indicated above. Neither INSW nor Diamond S undertake any obligation to update any forward-looking statements as a result of new information, future developments or otherwise, except as expressly required by law. All forward-looking statements in this communication are qualified in their entirety by this cautionary statement.

Item 9.01 Financial Statements and Exhibits.

(d)       Exhibits.

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated as of March 30, 2021, by and among Diamond S, INSW and Merger Sub.

10.1	Voting and Support Agreement, dated as of March 30, 2021, by and between INSW and the Capital Shareholders.

10.2	Voting and Support Agreement, dated as of March 30, 2021, by and between INSW and the WL Ross Shareholders.

10.3	Voting and Support Agreement, dated as of March 30, 2021, by and between Diamond S and the Cyrus Shareholders.

10.4	Termination Agreement, dated as of March 30, 2021, by and between Diamond S and CSM.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

DIAMOND S SHIPPING INC.

By:	/s/ Kevin M. Kilcullen
Name:	Kevin M. Kilcullen
Title:	Chief Financial Officer

Date: April 7, 2021